UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On August 18, 2025, Black Hills Corporation, a South Dakota corporation (“Black Hills” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NorthWestern Energy Group, Inc., a Delaware corporation (“NorthWestern”) and River Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Black Hills (“Merger Sub”). The Merger Agreement, which has been unanimously approved by both the board of directors of Black Hills and the board of directors of NorthWestern, provides for an all-stock merger of Black Hills and NorthWestern upon the terms and subject to the conditions set forth therein.

The Merger Agreement provides for Merger Sub to merge with and into NorthWestern (the "Merger"), with NorthWestern continuing as the surviving entity and a direct wholly owned subsidiary of Black Hills, which would assume a new corporate name, Bright Horizon Energy Corporation, as the resulting parent company of the combined corporate group.

At the effective time of the Merger (the “Effective Time”), each share of common stock of NorthWestern, par value $0.01 per share (the "NorthWestern Common Stock", issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.98 (the "Exchange Ratio") validly issued, fully paid and non-assessable shares of common stock of Black Hills, par value $1.00 per share (the "Black Hills Common Stock") (or cash in lieu of fractional shares thereof), in each case upon and subject to the terms and conditions of the Merger Agreement.

The following unaudited pro forma condensed combined financial statements, which have been prepared to give effect to the Merger in accordance with Article 11 of Regulation S-X and are limited to adjustments required by such rules, include adjustments for the following:

•
certain reclassifications to conform the historical financial statement presentation of Black Hills and NorthWestern; and
•
application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, which we refer to as ASC 805, “Business Combinations,” to reflect estimated merger consideration of approximately $4.4 billion in exchange for 100% of all outstanding NorthWestern Common Stock;

The unaudited pro forma financial information should be read, if at all, together with its accompanying notes and in conjunction with the following historical consolidated financial statements and accompanying notes of Black Hills and NorthWestern, referenced below. The pro forma financial statements of Black Hills have been derived from:

•
the audited consolidated financial statements of Black Hills as of and for the year ended December 31, 2025 included in Black Hills’ Annual Report on Form 10-K for the fiscal year then ended;
•
the unaudited consolidated financial statements of Black Hills as of and for the six months ended June 30, 2026 included in Black Hills’ Quarterly Report on Form 10-Q for the quarterly period then ended;
•
the audited consolidated financial statements of NorthWestern for the year ended December 31, 2025, included in NorthWestern's Annual Report on Form 10-K for the fiscal year then ended, filed as Exhibit 99.1 to Black Hills' Form 8-K filed on February 19, 2026; and
•
the unaudited consolidated financial statements of NorthWestern as of and for the six months ended June 30, 2026, included in NorthWestern's’ Quarterly Report on Form 10-Q for the quarterly period then ended, filed as Exhibit 99.1 to the Current Report on Form 8-K;

The unaudited pro forma combined condensed statement of income combine the Black Hills and NorthWestern historical consolidated income statements for the six months ended June 30, 2026 and year ended December 31, 2025, giving effect to the Merger as if it were completed on January 1, 2025. The unaudited pro forma combined condensed balance sheet as of June 30, 2026 gives effect to the Merger as if it were completed on that date.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial statements to give effect to certain pro forma events that are directly attributable to the Merger and factually supportable. The unaudited pro forma financial statements do not reflect other potential effects of the Merger, such as anticipated cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Merger, the effect of any regulatory actions that may impact the pro forma financial statements following completion of the Merger or the effects of any changes in business or market conditions as a result of the Merger or otherwise.

The statements and related notes have been prepared for illustrative purposes only, based upon applicable rules of the Securities and Exchange Commission. The pro forma information does not purport to be indicative of what the combined company’s consolidated financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments, which are subject to uncertainties, are based on the information available at the time of the preparation of these pro forma financial statements and on the basis of certain assumptions and estimates.

Amounts in the unaudited pro forma financial information below may not foot due to immaterial rounding differences.

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2026

	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note 3	Pro Forma Condensed Combined
	(in millions, except per share amounts)
Revenue	$1,234	$890	$—	$—		$2,124

Operating expenses:
Fuel, purchased power and cost of natural gas sold	451	235	—	—		687
Operations and maintenance	299	154	88	—		541
Administrative and general	-	88	(88)	—		—
Depreciation and amortization	150	134	—	—		284
Taxes other than income taxes	35	101	—	—		135
Total operating expenses	935	712	—	—		1,646

Operating income	299	178	—	—		477

Other income (expense):
Interest expense, net	(104)	(80)	—	—		(184)
Other income (expense), net	1	8	—	—		9
Total other income (expense)	(103)	(73)	—	—		(175)
Income before income taxes	196	106	—	—		302
Income tax (expense)	(23)	(17)	—			(40)
Net income	174	88	—	—		262
Net income attributable to non-controlling interest	(4)	-	—	—		(4)
Net income available for common stock	$169	$88	$-	$-		$258

Earnings per share of common stock:
Earnings per share, Basic	$2.24	$1.44				$1.89
Earnings per share, Diluted	$2.23	$1.43				$1.89

Weighted average common shares outstanding:
Basic	76	61	-	(1)	(A)	136
Diluted	76	62	-	(1)	(A)	136

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2025

	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note 3	Pro Forma Condensed Combined
	(in millions, except per share amounts)
Revenue	$2,310	$1,611	$—	$—		$3,921

Operating expenses:
Fuel, purchased power and cost of natural gas sold	832	410	—	—		1,241
Operations and maintenance	590	285	158	33	(B), (C)	1,066
Administrative and general	-	158	(158)	—		—
Depreciation and amortization	284	250	—	—		533
Taxes other than income taxes	67	182	—	—		250
Total operating expenses	1,773	1,285	—	33		3,090

Operating income	538	326	—	(33)		830

Other income (expense):
Interest expense, net	(200)	(150)	—	—		(351)
Other income (expense), net	6	12	—	—		18
Total other income (expense)	(194)	(138)	—	—		(332)
Income before income taxes	344	188	—	(33)		498
Income tax benefit (expense)	(44)	(6)	—	6	(D)	(44)
Net income	300	181	—	(27)		454
Net income attributable to non-controlling interest	(8)	-	—	—		(8)
Net income available for common stock	$292	$181	$—	$(27)		$446

Earnings per share of common stock:
Earnings per share, Basic	$3.99	$2.95				$3.34
Earnings per share, Diluted	$3.98	$2.94				$3.34

Weighted average common shares outstanding:
Basic	73	61	—	(1)	(A)	133
Diluted	73	62	—	(1)	(A)	133

BLACK HILLS CORPORATION AND NORTHWESTERN ENERGY GROUP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026

	Black Hills Corporation Historical	NorthWestern Energy Group Historical	Presentation Reclass (Note 1)	Transaction Accounting Adjustments	Note 3	Pro Forma Condensed Combined
	(in millions)
ASSETS
Current assets:
Cash, restricted cash and equivalents	$80	$25	$—	$(34)	(E)	$71
Accounts receivable, net	282	169	—	—		451
Materials, supplies and fuel	158	146	—	—		304
Regulatory assets, current	121	105	—	—		226
Other current assets	105	36	—	—		141
Total current assets	745	482	—	(34)		1,193

Total property, plant and equipment, net	8,640	6,902	—	—		15,542

Other assets:
Goodwill	1,299	368	—	1,444	(F)	3,111
Regulatory assets, non-current	257	779	—	—		1,036
Other assets, non-current	97	173	—	—		270
Total other assets, non-current	1,653	1,320	—	1,444		4,417

TOTAL ASSETS	$11,038	$8,704	$—	$1,410		$21,151

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$275	$115	$—	$—		$390
Accrued liabilities	271	297	—	—		567
Regulatory liabilities, current	94	27	—	—		121
Notes payable	90	100	—	—		190
Current maturities of long-term debt	410	45	—	—		455
Refundable advances for construction	285	—	—	—		285
Total current liabilities	1,425	583	—	—		2,008

Long-term debt, net of current maturities	3,994	3,442	—	—		7,436

Deferred credits and other liabilities:
Deferred income tax liabilities, net	742	761	—	(98)	(G)	1,405
Regulatory liabilities, non-current	494	692	—	—		1,186
Other deferred credits and other liabilities	359	330	—	—		689
Total deferred credits and other liabilities	1,596	1,783	—	(98)		3,281

Equity:
Stockholders’ equity -
Black Hills common stock, additional paid-in capital and treasury stock	2,545	-	—	4,430	(H)	6,975
NorthWestern common stock, additional paid-in capital and treasury stock	-	1,998	—	(1,998)	(H)	0
Retained earnings	1,405	903	—	(930)	(H)	1,378
Accumulated other comprehensive income (loss)	(7)	(6)	—	6	(H)	(7)
Total stockholders’ equity	3,943	2,895	—	1,508		8,346
Non-controlling interest	80	-		—		80
Total equity	4,024	2,895	—	1,508		8,427

TOTAL LIABILITIES AND TOTAL EQUITY	$11,038	$8,704	$—	$1,410		$21,151

NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PROFORMA PRESENTATION

The unaudited pro forma combined condensed statements of income combine the Black Hills and NorthWestern historical consolidated income statements for the six months ended June 30, 2026 and the year ended December 31, 2025, giving effect to the Merger as if it were completed on January 1, 2025. The unaudited pro forma combined condensed balance sheet as of June 30, 2026 gives effect to the Merger as if it were completed on that date.

Black Hills’ and NorthWestern’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Certain reclassifications have been made to NorthWestern’s historical presentation in order to conform to Black Hills’ historical presentation, as presented within the column titled “Presentation Reclass” in the pro forma balance sheet. Black Hills has not identified all adjustments necessary to conform NorthWestern’s accounting policies to Black Hills’ accounting policies. Upon completion of the Merger, or as more information becomes available, Black Hills will perform a more detailed review of NorthWestern’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. Further, there were no material transactions and balances between Black Hills and NorthWestern as of and for the six months ended June 30, 2026 and year ended December 31, 2025.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Black Hills considered the acquirer of NorthWestern. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of NorthWestern based upon management’s preliminary estimate of their fair values as of June 30, 2026. Black Hills has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the NorthWestern assets to be acquired or liabilities assumed. Accordingly, NorthWestern's assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary fair values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

The unaudited pro forma financial statements are presented for illustration only and do not reflect anticipated cost savings (or associated costs to achieve such savings) from operating efficiencies or restructuring that could result from the Merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the proforma financial statements when the Merger is completed.

(2) PRELIMINARY PURCHASE PRICE ALLOCATION

At the Effective Time, each share of NorthWestern Common Stock, issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive 0.98 validly issued, fully paid and non-assessable shares of Black Hills Common Stock (or cash in lieu of fractional shares thereof), in each case upon and subject to the terms and conditions of the Merger Agreement. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total NorthWestern Common Stock issued and outstanding as of July 24, 2026 and the closing price per share of Black Hills Common Stock on August 12, 2026.

Refer to the table below for preliminary calculation of estimated merger consideration:

Amount in millions (except exchange ratio and price per share)
NorthWestern Common Stock issued and outstanding as of July 24, 2026	62
Exchange ratio	0.98
Black Hills Common Stock to be issued	60
Black Hills Common Stock price on August 12, 2026	$73.16
Estimated value of Black Hills Common Stock to be issued to NorthWestern stockholders pursuant to the Merger Agreement	$4,411
Estimated cash consideration attributable to the settlement of equity awards	9
Estimated equity consideration attributable to the settlement of equity awards	11
Estimated fair value of merger consideration	$4,431

The cash and equity consideration attributable to the settlement of equity awards represents the estimated fair value of share-based compensation for NorthWestern’s vested and replaced awards related to pre-combination services. NorthWestern’s outstanding equity awards will vest or be replaced by Black Hills’ restricted stock equity awards in the manner specified in the Merger Agreement. The estimated fair value of estimated merger consideration will primarily depend on the market price of Black Hills Common Stock when the merger is consummated. The following table shows the effect of changes in Black Hills Common Stock price and the resulting impact on the estimated merger consideration (in millions, except per share data):

Stock Price Sensitivity	Black Hills Common Stock Price (Per Share)	Estimated fair value of merger consideration	Estimated Goodwill
As presented	$73.16	$4,431	$1,811
10% increase	80.48	4,872	2,252
10% decrease	$65.84	$3,990	$1,370

The preliminary estimated Merger consideration as shown in the tables above is allocated to the tangible assets acquired and liabilities assumed of NorthWestern based on their preliminary estimated fair values. As mentioned above in Note 1, Black Hills has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the NorthWestern assets to be acquired or liabilities assumed. Accordingly, assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Black Hills believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the estimated Merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of NorthWestern using NorthWestern’s unaudited consolidated balance sheet as of June 30, 2026, with the excess recorded to goodwill:

Amount (in millions)
Preliminary fair value of estimated total Merger consideration	$4,431
Assets
Cash, restricted cash and equivalents	25
Accounts receivable, net	169
Materials, supplies and fuel	146
Regulatory assets, current	105
Other current assets	36
Total property, plant and equipment, net	6,902
Regulatory assets, non-current	779
Other assets, non-current	173
Total assets excluding existing goodwill	8,336
Liabilities
Accounts payable	(115)
Accrued liabilities	(297)
Regulatory liabilities, current	(27)
Notes payable	(100)
Current maturities of long-term debt	(45)
Long-term debt, net of current maturities	(3,442)
Deferred income tax liabilities, net	(669)
Regulatory liabilities, non-current	(692)
Other deferred credits and other liabilities	(330)
Total liabilities	(5,716)
Less: Net assets	2,620
Goodwill	$1,811

(3) TRANSACTION ACCOUNTING ADJUSTMENTS

The transaction accounting adjustments included in the Unaudited Pro Forma Condensed Combined Statement of Income (Loss) and the Unaudited Pro Forma Condensed Combined Balance Sheet are as follows:

(A)
The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Black Hills plus shares issued as part of the Merger. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average shares of Black Hills Common Stock and the share impact as part of the Merger. The effect of converting certain equity awards held by NorthWestern employees into Bright Horizon Energy Corporation Common Stock is not considered material to the pro forma weighted average number of basic and diluted shares outstanding. Weighted average shares outstanding are as follows:

Pro forma weighted average shares (in millions)	Six Months ended June 30, 2026
Historical Black Hills weighted average shares outstanding - basic	76
Black Hills common shares to be issued pursuant to the Merger Agreement (Note 2)	60
Pro forma weighted average shares - basic	136

Historical Black Hills weighted average shares outstanding - diluted	76
Black Hills common shares to be issued pursuant to the Merger Agreement (Note 2)	60
Pro forma weighted average shares - diluted	136

(B)
Reflects estimated transaction-related costs of $25 million directly attributable to the merger, including investment banking fees, legal fees, consulting fees, and other transaction costs to be incurred by Black Hills. The adjustment was assumed to be recorded as Operation and maintenance expense on January 1, 2025. These non-recurring expenses are not anticipated to affect these Unaudited Pro Forma Condensed Combined Statements of Income (Loss) beyond twelve months after the closing date. For the six months ended June 30, 2026, Black Hills and NorthWestern incurred transaction costs of approximately $4 million and $2 million, respectively, directly attributable to the merger. For the year ended December 31, 2025, Black Hills and NorthWestern incurred transaction costs of approximately $10 million and $9 million, respectively, directly attributable to the merger.

(C)
Represents a non-recurring adjustment of $8 million for the acceleration of Black Hills' equity awards subject to preexisting change-in-control provisions that will become immediately vested upon the closing of the Merger. This $8 million is considered a transaction-related cost in addition to the amount described in (B). The adjustment was assumed to be recorded as Operation and maintenance expense on January 1, 2025. This adjustment will not have a continuing impact to the Unaudited Pro Forma Condensed Combined Statements of Income (Loss) beyond twelve months after the closing date.

(D)
Reflects $6 million for the income tax effects of pro forma adjustments in (B) and (C) above at the estimated combined statutory federal and state rate at 23%. For tax purposes related to adjustment (B) above, it is estimated that $18 million of transaction-related merger costs will be deductible and $8 million will be subject to capitalization.

(E)
Reflects the payment of $25 million for Black Hills estimated transaction-related merger costs. Also reflects payment of $9 million for the settlement of certain NorthWestern's outstanding Restricted Stock Unit awards granted prior to signing of the Merger Agreement that will become immediately vested upon the closing of the Merger.

(F)
Reflects an adjustment to goodwill based on the preliminary purchase price allocation discussed in Note 2 above:

Amount (in millions)
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (Note 2)	$1,811
Removal of NorthWestern's historical goodwill	(368)
Pro forma net adjustment to goodwill	$1,444

(G)
Reflects an adjustment to deferred tax liabilities, net to remove $92 million of Northwestern's existing deferred tax liability related to goodwill and $6 million for the income tax effects of pro forma adjustments as described in (D) above.

(H)
Reflects adjustments to Black Hills and NorthWestern equity based on the following:

	Black Hills common stock, additional paid-in capital and treasury stock	NorthWestern common stock, additional paid-in capital and treasury stock	Retained Earnings	Accumulated other comprehensive income (loss)	Total
Estimated value of Black Hills common shares to be issued to NorthWestern stockholders pursuant to the Merger Agreement	$4,411	$-	$-	$-	$4,411
Removal of NorthWestern's historical stockholders' equity	$-	$(1,998)	$(903)	$6	$(2,895)
Estimated equity consideration attributable to the settlement of NorthWestern's equity awards	$11	$-	$-	$-	$11
Adjustment for Black Hills estimated merger transaction costs, net of tax	$-	$-	$(21)	$-	$(21)
Settlement of Black Hills' equity awards, net of tax	$8		$(6)	$-	$2
Total	$4,430	$(1,998)	$(930)	$6	$1,508